August 10, 2000



Dear _________________,

Bion Environmental Technologies, Inc. (the "Company") is proposing to amend
Section 2(a) of the Bion Environmental Technologies, Inc. Convertible Bridge Notes issued pursuant to the Private Placement Memorandum dated December 29, 1999 (the "Notes") as well as the introductory paragraph of the Bion Environmental Technologies, Inc. Bridge Warrants (the "Warrants") issued as part of the same offering. According to our records you hold such Notes and Warrants as set forth on the attached Exhibit A. Capitalized terms utilized herein and not otherwise defined shall have the meanings given to them in the Notes.

Section 2(a) of the Notes currently states as follows:

2(a)   Prepayment or Conversion   In the event the Company shall issue any
capital stock (or instrument convertible into capital stock) ("Stock") of the Company subsequent to the issuance of at least $1,000,000 of Convertible Bridge Notes pursuant to the offering in which this Note was issued, for an aggregate purchase price of at least $5,000,000 (exclusive of the sale of the Notes), pursuant to a public or private offering (an "Offering"), then, at the Company's option, either (i) the Company shall prepay the Notes, without penalty or premium, no later than 30 days following the close of the Offering or (ii) the Notes shall be converted ("Conversion") into such number of shares of the Stock of the Company as is equal to the Conversion Amount (as defined below) divided by the then current Conversion Price (as defined below). The Conversion Amount shall be the aggregate principal value of the Notes held by such Holder plus any accrued and unpaid interest. The Conversion Price shall be the price paid for one share of Stock issued in the Offering, subject to adjustment as provided below.

This paragraph will be amended so that the above paragraph will become paragraph 2(a)(i) and the following subsections (ii) and (iii) will be added directly thereunder:

(ii) A Holder may, at any time, convert the Notes into such number of shares of Stock of the Company as is equal to the aggregate principal value of the Notes held by such Holder, plus any accrued and unpaid interest, divided by the then current market price of the Company's Common Stock. However, should the market price of the Common Stock at the time of Conversion be less than $3.00 per share, the conversion price, under this paragraph 2(a)(ii), shall be $3.00, and if the market price at the time of Conversion is greater than $5.00 per share, the conversion price, under this paragraph 2(a)(ii), shall be $5.00.

(iii) Should the Holder of this Note not convert the Note into shares of Stock of the Company pursuant to this Section 2(a) on or prior to one year from the date of issuance of this Note, then the Note shall, at that time, be immediately convertible into shares of the Company's Common Stock pursuant to the terms of Section 2(a)(ii) herein.

The introductory paragraph of the Warrants states that the Warrant (exercise) Price of such Warrants is $2.375. As an inducement to Holders to agree to the above-described amendment to the Notes, the Company agrees to amend this paragraph in the Warrant of each Holder whose Note is amended as set forth above to provide that the Warrant Price shall be $2.00 instead of $2.375.

In order to amend your Warrant and Note, the Company must receive your written approval of such amendments. Therefore, please sign a copy of this letter in the space provided below and return it to the Company no later than August 31, 2000. The Note and Warrant of every Holder whose consent to the amendment is received by August 31, 2000 will be deemed amended. Any consents received after that date will not be accepted. However, in accordance with
Section 10(a) of the Notes, should a majority of the Holders consent to the amendment on or prior to August 31, 2000, the Notes of all Holders will be deemed amended.

It is important for you to note that you will be required to pay income tax on the difference, if any, between the new exercise price of the Warrants and the market price of the underlying shares on the date of the exchange to the extent that the market price is greater than the exercise price.

If you have any questions, please contact me at 303-413-9456 or Dominic Bassani at 631-499-4930. Copies of the Company's latest Form 10-KSB, Form 10-QSB and Form 8-K are available at the office of the Company.


BION ENVIRONMENTAL TECHNOLOGIES, INC.


By:/s/ Mark A. Smith
   Mark A. Smith, Chairman


I have reviewed the proposed amendments to the Notes and Warrants and agree to such amendments to my Notes and Warrants.


______________________________      ________________
(signature)                         (date)

______________________________
(printed name)